UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017 (March 27, 2017)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Jay B. Johnston

On March 27, 2017, Jay B. Johnston informed Luminex Corporation (the “Company”) of his retirement from the Board of Directors of the Company effective at the conclusion of the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), for personal reasons. Mr. Johnston’s departure is amicable and is not due to any disagreement with the Company or with any officer or director of the Company. The Company greatly appreciates Mr. Johnston’s service to the Company. Mr. Johnston’s current term of service was scheduled to expire at the Annual Meeting.

2017 Cash-Based Executive Performance Incentives

On March 27, 2017, a subcommittee of the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the 2017 cash-based performance incentive opportunities under the Company’s Amended and Restated Management Incentive Plan (the “Management Incentive Plan”) for the Company’s named executive officers and certain other executives.

The performance awards under the Management Incentive Plan are based upon achievement of an established Company performance goal (“Company Financial Goal”) as well as research and development, departmental and other project goals (“Key Objectives”) and leadership goals (“Leadership Goals”), in each case as determined by the Committee and subject to such adjustments and exclusions as determined by the Committee. The Company Financial Goal is based on a matrix of revenue and operating profit for the year ended December 31, 2017 and is the same for each participant. Certain Key Objectives are the same for each participant while others vary by executive and are based on specified research and development, management or strategic initiatives, projects or other requirements, with each objective given a specified weight. The Leadership Goals are generally the same for each participant and are generally designed to drive the Company’s culture to obtain the results required for the Company’s success.

The total target awards for the Company’s named executive officers and certain other executives (other than as noted below for Mr. Shamir) in 2017 are weighted 50% for the achievement of the Company Financial Goal, 20% for the achievement of Key Objectives applicable to each participant, 20% for the achievement of Key Objectives that vary by participant and 10% for the achievement of Leadership Goals and are based on a target bonus established by the Committee for each participant. The total target award for our CEO, Mr. Shamir, in 2017 is weighted 50% for the achievement of the Company Financial Goal and 50% for the achievement of Key Objectives. The target bonuses for each named executive officer and certain other executives approved, reflected as a percentage of 2017 earned base salary, are the same as they were for 2016 and are as follows:

Name	Title	Target Bonus
Nachum Shamir	President and Chief Executive Officer	100%
Harriss T. Currie	Senior Vice President, Finance, Chief Financial Officer and Treasurer	50%
Randall Meyers	Senior Vice President, Global Manufacturing and Quality	50%
Richard W. Rew II	Senior Vice president, General Counsel and Corporate Secretary	50%
Todd C. Bennett	Senior Vice President, Global Sales and Customer Operations	50%
Nancy M. Fairchild	Senior Vice President, Human Resources	50%

Following the end of the fiscal year, the Committee will determine whether and the extent to which the applicable targets were met. The Company Financial Goal is subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus for the Company Financial Goal based on financial results between specified minimum and maximum performance levels of the performance targets. The minimum threshold represents the level of Company performance below which no incentive will be paid for the Company Financial Goal and is established annually by the Committee. The target threshold represents the level where the actual incentive award paid for the Company Financial Goal equals the targeted award and the maximum threshold represents the performance level where the actual incentive award paid equals the maximum amount permitted under the Management Incentive Plan. Minimum payouts for minimum threshold performance start at 30% of the target value for the Company Financial Goal.

Except as otherwise determined by the Committee, Key Objectives and Leadership Goals are generally not subject to an overachievement scale for the Company’s named executive officers and certain other executives other than Mr. Shamir. Mr. Shamir’s Key Objectives are subject to overachievement payouts up to 200% for 2017. Accordingly, the Management Incentive Plan opportunities for 2017 provide for potential performance bonuses ranging from 0% to 200% of Mr. Shamir’s target bonus amount and 0% to 150% of the target bonus amount of our other named executive officers and certain other executives, subject in each case to the achievement of the total consolidated revenue threshold approved by the Committee for 2017.

Amendment to Mr. Shamir’s Employment Agreement

On March 27, 2017, the Compensation Committee approved an amendment (the “Amendment”) to the employment agreement, dated October 14, 2014, between Mr. Shamir and the Company (the “Employment Agreement”). The Employment Agreement previously provided that in the event Mr. Shamir’s employment is terminated by the Company within six months of the occurrence of a change in control of the Company, Mr. Shamir would be entitled to receive, among other things, a payment equal to Mr. Shamir’s prior year’s bonus amount and Mr. Shamir’s base salary at the highest rate in effect for the six months immediately prior to the change in control through the date of termination, in lump sum within three business days of termination. Pursuant to the Amendment, in the event Mr. Shamir’s employment is terminated by the Company within six months of the occurrence of a change in control of the Company, Mr. Shamir would now be entitled to receive, among other things, a payment equal to 150% of Mr. Shamir’s prior year’s bonus amount and 150% of Mr. Shamir’s base salary at the highest rate in effect for the six months immediately prior to the change in control through the date of termination, in lump sum within three business days of termination.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment itself, a copy of which is attached to this report as Exhibit 10.1, and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated March 27, 2017, by and between Nachum Shamir and Luminex Corporation.
10.2	2017 Cash-Based Executive Performance Incentives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2017	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated March 27, 2017, by and between Nachum Shamir and Luminex Corporation.
10.2	2017 Cash-Based Executive Performance Incentives.